   As filed with the Securities and Exchange Commission on October 22, 1996
                                                      Registration No. 33-98738
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                  TO FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                           VION PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

Delaware                                                      13-3671221
(State or other juris-                                        (I.R.S. Employer
diction of incorporation                                      Identification
or organization)                                              Number)

                                 4 Science Park
                          New Haven, Connecticut 06511
                                 (203) 498-4210
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           VION PHARMACEUTICALS, INC.
                  AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                            (full title of the plan)

                               ------------------

                                  JOHN SPEARS
                     President and Chief Executive Officer
                           VION PHARMACEUTICALS, INC.
                                 4 Science Park
                          New Haven, Connecticut 06511
                                 (203) 498-4210
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------

       Copies of all communications, including all communications sent to the agent for service, should be sent to:


                             D. TERENCE JONES, ESQ.
                                 Wiggin & Dana
                               One Century Tower
                          New Haven, Connecticut 06508
                                 (203) 498-4400

                               ------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
                                                    Proposed Maximum     Proposed Maximum     Amount of
Title of Securities to be      Amount to be         Offering Price Per   Aggregate Offering   Registration Fee
Registered                     Registered           Share(1)             Price(1)
---------------------------------------------------------------------------------------------------------------
Common Stock $.01 par value
per share...........           465,250 shares (2)   $3.875               $1,802,843.75        $621.68
===============================================================================================================

(1) The price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1). The offering price and fee are computed based on the average of the high and low prices of the Common Stock as reported on the NASDAQ Small Cap Market on October 17, 1996.

(2) Does not include 534,750 shares previously registered on October 27, 1995 for which a fee was paid on such filing date.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents, which are on file with the Commission (File No. 0-26534), are incorporated in this Prospectus by reference and made a part hereof:

         (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1995.

         (b) The Company's Quarterly Report on Form 10-QSB for the three month period ended March 31, 1996.

         (c) The Company's Quarterly Report on Form 10-QSB for the three month period ended June 30, 1996.

         (d) The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A filed July 31, 1995.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of this offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or any other subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers


         The Certificate of Incorporation and By-Laws of the Company provide that the Company shall indemnify, to the full extent permitted by the Delaware General Corporation Law ("GCL") as set forth in Section 145 of the GCL.

         In accordance with Section 102(a)(7) of the GCL, the Certificate of Incorporation of the Company eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of a fiduciary duty as a director with certain limited exceptions set forth in Section 102(a)(7).

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

Exhibit
No.      Description
---      -----------

4        Vion Pharmaceuticals, Inc. Amended and Restated 1993 Stock Option
           Plan, as amended

5        Opinion of Wiggin & Dana

23.1     Consent of Richard A. Eisner & Company, LLP

23.2     Consent of Ernst & Young LLP

23.3     Consent of Wiggin & Dana (to be filed as part of Exhibit 5)

24       Power of Attorney (previously filed)

Item 9.  Undertakings

         (a)    The undersigned registrant will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any additional or changed material information on the plan of distribution.

         (2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.


         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on October 21, 1996.


                                     VION PHARMACEUTICALS, INC.


                                     By: /s/ John A. Spears
                                         -------------------------------------
                                         John A. Spears
                                         President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                      Title                         Date
---------                      -----                         ----

/s/ William R. Miller*         Chairman of the Board         October 21, 1996
---------------------------
William R. Miller


/s/ John A. Spears             President, Chief Executive    October 21, 1996
---------------------------    Officer and Director
John A. Spears


/s/ Alan C. Sartorelli*        Director                      October 21, 1996
---------------------------
Alan C. Sartorelli, Ph.D.

                               Director
---------------------------
Michel C. Bergerac



                               Director
---------------------------
Frank T. Cary


/s/ A.E. Cohen*                Director                      October 21, 1996
---------------------------
A.E. Cohen


/s/ Michael C. Kent*           Director                      October 21, 1996
---------------------------
Michael C. Kent


/s/ E. Donald Shapiro*         Director                      October 21, 1996
---------------------------
E. Donald Shapiro


/s/ Walter Wriston*            Director                      October 21, 1996
---------------------------
Walter Wriston


                               Director
---------------------------
James L. Ferguson

/s/ Thomas E. Klein            Vice President - Finance,     October 21, 1996
---------------------------    Chief Financial Officer
Thomas E. Klein                and Treasurer (Principal
                               Financial and Accounting
                               Officer)

*By: /s/ Thomas E. Klein
     ----------------------
     Thomas E. Klein
     Attorney-in-Fact